UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2025

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on its Current Report on Form 8-K filed on November 7, 2025, Actelis Networks, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved, among other things, a proposal to grant discretionary authority to the Board, to (A) amend its Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to effect one or more consolidations of the issued and outstanding shares of common stock of the Company, pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-7 up to 1-for-12 (the “Proposed Reverse Stock Split”), and (B) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) the Company shall not effect Proposed Reverse Stock Splits that, in the aggregate, exceeds 1-for-12, and (Y) any Reverse Stock Split is completed no later than November 7, 2026.

On November 7, 2025, the Board approved a 1-for-10 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), and on November 14, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split, which will become effective as of 8:00 a.m. Eastern Time on November 18, 2025. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on November 18, 2025 on the Nasdaq Capital Market.

When the Reverse Stock Split becomes effective, every 10 shares of the Company’s issued and outstanding common stock will automatically be converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase common stock. Any fraction of a share of common stock that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next whole number.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “ASNS.” The new CUSIP number for common stock following the Reverse Stock Split will be 00503R 508.

VStock Transfer, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Proxy Statement filed with the SEC on September 29, 2025, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On November 14, 2025, the Company announced that it filed with the Secretary of State of the State of Delaware the Certificate of Amendment to effect the Reverse Stock Split, and one-for-ten reverse stock split of its common stock is scheduled to become effective before trading opens on November 18, 2025.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Amended And Restated Certificate of Incorporation of Actelis Networks, Inc.

99.1	Press release dated November 14, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Date: November 14, 2025	By:	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer

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